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                                                                   EXHIBIT 10.12


                               PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (hereinafter referred to as "Agreement"), made and entered into this 25th day of October, 1996 by and between Motorola, Inc. an Illinois corporation, hereinafter referred to as "MOTOROLA", and Chadmoore Wireless Group, Inc., an Colorado corporation and Chadmoore Communications, Inc., an Nevada corporation, both of which hereinafter are referred to as "PURCHASER".

                                  WITNESSETH:

WHEREAS, the PURCHASER desires to purchase Motorola Radio Communications Equipment; and

WHEREAS, MOTOROLA desires to sell Motorola Radio Communications Equipment; and

THEREFORE, the parties hereby enter into an agreement pursuant to which MOTOROLA hereby extends to PURCHASER the right to purchase Motorola Radio Communications Equipment ("Equipment") in accordance with the following terms and conditions:

Section 1     EQUIPMENT AND PRICING

Equipment which may be purchased pursuant to this Agreement and the prices applicable thereto are set out in the Motorola Proposal which is incorporated by this reference and made a part of this Agreement as "Exhibit C".

PURCHASER agrees to purchase $10,368,000.00 worth of Motorola Radio Communications Equipment found in the Motorola Equipment List (made part of Exhibit C) to support the equivalent of 1440 800 Mhz SMR Channels within thirty
(30) months of the effective date of this Agreement, subject to an equitable extension which is to be agreed to in writing by both parties, which is equal to the periods of any delays in the agreed upon delivery schedules for any equipment.

PURCHASER agrees that the maximum number of SmartNet II Controllers which can be purchased by PURCHASER to support 1440 800Mhz SMR Channels is equal to 144. The sale of the Equipment under this Agreement does not include or involve coverage, performance, training, or system engineering.

PURCHASER may, at the time, request its MOTOROLA Account Manager to provide a current total of equipment shipped during the calendar year.
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Section 2     USE OF NOTICE TO SHIP FORMS (DELIVERY DATES)

It is expressly understood that PURCHASER will issue Notice to Ship Forms which are to be delivered to MOTOROLA's authorized representative and which will constitute the "Notice to Ship" as to each particular shipment. PURCHASER and MOTOROLA will agree to a delivery date which must be printed on the Notice to Ship Form. MOTOROLA's delivery obligations are contingent upon Motorola's approval of the delivery date printed on the subject Notice to Ship Form. MOTOROLA's approval of the delivery date on the Notice to Ship Form must be evidenced by the signature of MOTOROLA's authorized representative. In the event the delivery date is not printed on the Notice to Ship Form, the parties agree that the delivery date, will be a reasonable date for delivery of the equipment.

Section 3     PAYMENT

A. MOTOROLA agrees to sell the Equipment in "Exhibit C", and PURCHASER agrees to buy the sum of ten million three hundred and sixty-eight thousand dollars ($10,368,000.00) worth of the Equipment found in "Exhibit C".

B.     The PURCHASER shall make payments to MOTOROLA as follows:

Fifty percent (50%) cash down payment of the amount found on the applicable Notice to Ship Form due upon MOTOROLA's acceptance of the Notice to Ship Form; and

Fifty percent (50%) of the amount found on the applicable Notice to Ship Form due Net 30 from shipment of the equipment per each Notice to Ship Form.

C. If the PURCHASER fails to take delivery of the $10,368,000.00 worth of the Motorola Radio Communications Equipment found in the Motorola Equipment List (found in Exhibit C) to support the equivalent of 1440 800 Mhz SMR Channels within thirty (30) months of the effective date of this Agreement, PURCHASER agrees to pay MOTOROLA a "Discount Reimbursement" as calculated by
the Table set forth in Exhibit "D".   This amount will represent a "discount
reimbursement" from PURCHASER to MOTOROLA for MOTOROLA's unrealized sales volume resulting from PURCHASER's failure to meet its purchase commitment. IN NO EVENT WILL THE "DISCOUNT REIMBURSEMENT" BE CONSIDERED A PENALTY OR LIQUIDATED DAMAGES. IN ADDITION, MOTOROLA WILL BE ENTITLED TO ALL RIGHTS AND REMEDIES AVAILABLE BY LAW.

D. MOTOROLA will also provide to PURCHASER, upon request, financing plans such as lease or conditional sale.
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Section 4     INSTALLATION/SYSTEMS

If PURCHASER desires to make purchases of items requiring installation, a separate document making reference to the PURCHASE AGREEMENT shall be used. Such document shall set forth in detail, responsibilities for installation, implementation, and acceptance along with the associated costs and payment terms for such services.

Section 5     TERMS AND CONDITIONS

a. Equipment will be furnished in accordance with the terms and conditions set forth in this Agreement.

b. Software programs will be licensed in accordance with Exhibit "B" which is incorporated and made part of this Agreement by this reference.

c. Financed equipment will be furnished in accordance with the then prevailing financing terms and conditions.

Section 6     FEDERAL GOVERNMENT EXCLUSION

Purchases for, or chargeable to the Federal Government as well as any reference to Federal Acquisition Regulations (FAR's) or other such Federal Government procurement type regulations are expressly excluded from this Agreement.

Section 7     TERM

The Term of this Agreement shall commence on the date of execution of this Agreement and continue until thirty (30) months therefrom.

Section 8     ORDERING

Notice to Ships issued by PURCHASER to MOTOROLA for Equipment shall make specific reference to this PURCHASE AGREEMENT.

Section 9     DOCUMENT LISTING

This PURCHASE AGREEMENT consists of four (4) pages along with the following which are incorporated into this Agreement by this reference. In the event of an inconsistency in this Agreement, the inconsistency shall be resolved in the following order:

1.     This Agreement;
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2..    Exhibit "A" - Terms and Conditions of Sale.

3.     Exhibit "B" - Software License.

4.     Exhibit "C" - Equipment List and Pricing dated October 21, 1996.

5.     Exhibit "D" - Discount Reimbursement Table.

Section 10    CONTROLLING AGREEMENT

All orders issued by PURCHASER shall be only upon the terms and conditions of this Purchase Agreement.

It is expressly understood and agreed by MOTOROLA and PURCHASER that this Purchase Agreement and the specific terms hereof and in the attachment hereto shall control over all transactions between MOTOROLA and PURCHASER regardless of any standard or preprinted language in any contract, agreement or Notice to Ship form which may purport to control over or modify any other prior agreement between the parties. No other agreement entered into hereafter shall be deemed to amend, modify or supersede the terms hereof unless such agreement specifically refers to this Purchase Agreement and indicates the intention of the parties hereto to override and modify this Purchase Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this PURCHASE AGREEMENT to be executed by their duly authorized representatives indicated below.


PURCHASER:                                    MOTOROLA, INC.

/s/ Robert W. Moore                           /s/ Daniel R. Russell
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Signature                                     Signature

Robert W. Moore                               Dan Russell
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Name                                          Name

President/CEO                                 Vice Pres. & Dir. Of Finance
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Title                                         Title

10/25/96                                      10/30/96
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Date                                          Date